EXHIBIT 4

                     UNANIMOUS CONSENT OF BOARD OF DIRECTORS
                        TAKEN AT A SPECIAL MEETING OF THE
                              BOARD OF DIRECTORS OF
                       SOLAR SATELLITE COMMUNICATION, INC.

The undersigned, being all of the directors of Solar Satellite Communication, Inc., a Colorado corporation (the "Company"), hereby take the following corporate actions and adopt the following resolutions, which corporate actions and resolutions were effected as a unanimous vote of the directors of the Company at a formal special meeting of the directors of said Company on October 8, 2002:

RESOLVED, it has been determined that it is desirable and in the best interest of the Company to file a Post-Effective Amendment No. 1 to the Company's Form S-8 Registration Statement with the Securities and Exchange Commission (the "SEC") authorizing up to an additional 455,000 shares of the common stock of the Company to be issued to employees, consultants, advisors and agents of the Company over the term of the balance of its two year Form S-8 Registration Statement Order of Effectiveness, as it may be amended from time to time and, in the case of advisors, consultants and agents, such shares shall only be issued for bona fide services not in connection with the offer or sale of securities in a capital raising transaction and/or directly or indirectly, promote or maintain a market in the Company shares; and

FURTHER RESOLVED, that the President of the Company (the "Authorized Officer") is hereby authorized, empowered and directed on behalf of the Company to execute and deliver, on behalf of the Company, any and all documents necessary to file the Post-Effective Amendment to its Form S-8 with the SEC; and

FURTHER RESOLVED, that the Authorized Officer of the Company be, and is hereby, authorized, empowered and directed to take such other and further action and to execute, acknowledge and deliver such other and further instruments, documents and assurances as she, in her sole and absolute discretion, my deem appropriate to consummate the transactions authorized by these resolutions and to effectuate the purposes of these resolutions; and

FURTHER RESOLVED, that any and all acts or actions heretofore taken by the Authorized Officer of the Company, on behalf of the Company, in connection with the transactions Contemplated by these resolutions, be, and the same hereby are, ratified and confirmed acts and deeds of the Company; and

FURTHER RESOLVED, that the Secretary of the Company is hereby authorized, empowered and directed to furnish copies, certified true and correct by the Secretary, to any person requesting evidence of these resolutions; and

FURTHER RESOLVED, that the officers referred to in the forgoing resolutions are as follows:

                  Linda Broenniman                 President and Secretary
                  Lawrence J. Hoffman              Chairman

FURTHER RESOLVED, that any party to whom a certificate hereof is furnished, is requested to rely upon these resolutions until receipt by the requesting party of written notice of any change therein.

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         DATED to be effective as of the 8th day of October 2002.

                                           /s/ Linda Broenniman
                                           ---------------------------------
                                               Linda Broenniman, Director


                                           /s/ Lawrence Hoffman
                                           ---------------------------------
                                               Lawrence J. Hoffman, Director


                                           /s/ Edward G. Broenniman
                                           ---------------------------------
                                               Edward G. Broenniman,
                                               Director


                                           /s/ Vincent Mallardi
                                           ---------------------------------
                                               Vincent Mallardi, Director


                                           /s/ Andrew Prince
                                           ---------------------------------
                                               Andrew Prince, Director